Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Variable Series II Funds as listed in Appendix A in the Scudder Variable Series II Prospectuses and "Independent Auditors" and "Financial Statements" in the Scudder Variable Series II Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 33-11802) of our report dated February 13, 2004 on the financial statements and financial highlights of the Scudder Variable Series II Funds as listed in Appendix A, respectively, included in the respective Fund Annual Report dated December 31, 2003.


/s/Ernst & Young LLP

Boston, Massachusetts
April 26, 2004

                                                                     Exhibit (j)



                                   Appendix A

Scudder Variable Series II:

Scudder Aggressive Growth Portfolio
Scudder Blue Chip Portfolio
Scudder Large Cap Value Portfolio (formerly, Scudder Contrarian Portfolio) Scudder Global Blue Chip Portfolio
Scudder Government and Agency Securities Portfolio (formerly, Scudder Government
     Securities Portfolio)
Scudder Growth Portfolio
Scudder High Income Portfolio
Scudder International Select Equity Portfolio
Scudder Fixed Income Portfolio
Scudder Money Market Portfolio
Scudder Small Cap Growth Portfolio
Scudder Strategic Income Portfolio
Scudder Technology Growth Portfolio
Scudder Total Return Portfolio
SVS Davis Venture Value Portfolio
SVS Dreman Financial Services Portfolio
SVS Dreman High Return Portfolio
SVS Dreman Small Cap Value Portfolio
SVS Eagle Focused Large Cap Growth Portfolio
SVS Focus Value+Growth Portfolio
SVS Index 500 Portfolio
SVS INVESCO Dynamic Growth Portfolio
SVS Janus Growth & Income Portfolio
SVS Janus Growth Opportunities Portfolio
SVS MFS Strategic Value Portfolio
SVS Oak Strategic Equity Portfolio
SVS Turner Mid Cap Growth Portfolio